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                                                                   EXHIBIT 10.30

        FIRST AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT
                      OF ELDER HEALTHCARE DEVELOPERS, LLC

  THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF ELDER HEALTHCARE DEVELOPERS, LLC ("Amendment") is made and entered into as of February 18, 1998, by and between ATRIA COMMUNITIES, INC., a Delaware corporation ("Atria"), and ASSISTED CARE DEVELOPERS, L.L.C., a Georgia limited liability company ("Assisted Care").

  RECITALS:

  A. Atria and Assisted Care entered into an Operating Agreement ("Operating Agreement") of Elder Healthcare Developers, LLC ("Company") dated as of April 1, 1997, and amended and restated by the parties on November 18, 1997.

  B. The parties desire to amend the Operating Agreement pursuant to the terms of this Amendment.

  AGREEMENT:

  NOW, THEREFORE, the parties hereby agree as follows:

  1.  AMENDMENTS TO THE OPERATING AGREEMENT.

      1.1 AMENDMENTS TO SECTION 8.2. Sections 8.2(a) and 8.2(b) of the Operating Agreement are hereby amended to read in their entirety as follows:

          (a) Assisted Care shall be responsible for (1) locating sites for the development of the Company's facilities; (2) after obtaining approval of the development sites by the Management Committee, negotiating and executing the real estate purchase contracts on the Company's behalf;
        (3) conducting the due diligence investigation of the each site to be acquired by the Company; (4) closing the purchase of the real estate on the Company's behalf, and (5) obtaining all zoning changes, conditional use permits and other authorizations necessary or required to begin the construc tion of the Company's Assisted Living Facilities and otherwise preparing the site for construction.

          (b) Atria shall be responsible for (1) providing certain "pre-opening services" relating to obtaining demographic information on markets in which the Company intends to develop Facilities, the design and construction of the Company's Assisted Living Facilities, licensing the facility for operation, obtaining financing from lenders, and the recruiting, hiring and training of the facility's administrators, all in accordance with the provisions of the form of the Pre-Opening Services Agreement attached to this Agreement as Exhibit C; and (2) managing the operation of each of the Assisted Living Facilities once such facility has been constructed and a certificate of occupancy issued by the appropriate authorities. Atria shall have the right to designate one or more persons who have the
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        responsibility and authority to direct the day-to-day control and management of each Assisted Living Facility of the Company. The rights and responsibilities of Atria as manager of each facility shall be as set forth in the Management Agreement, a copy of which is attached as Exhibit B to this Agreement.

      1.2 AMENDMENTS TO SECTION 8.5.

          (a) Sections 8.5(b) of the Operating Agreement is hereby amended to read in its entirety as follows:

               (b) In connection with the Management Services provided by Atria pursuant to the terms of the Management Agreement, the Company shall pay Atria a monthly fee equal to the greater of (1) five percent of the collected revenues for that month, or (2) $5,000. The calculation of the fee and the method of payment shall be as set forth in the Management Agreement.

          (b) Section 8.5 to the Operating Agreement is hereby further amended by adding an additional subsection (c) to Section 8.5, which subsection reads in its entirety as follows:

               (c) In connection with the pre-opening services provided by Atria pursuant to the terms of the Pre-Opening Services Agreement, the Company shall pay Atria the fees set forth in the Pre-Opening Services Agreement. Where the fee amount in such Agreement is not expressly set forth, Assisted Care and Atria shall negotiate the fees on a project by project basis. If the two Members are unable to agree on such fees the fee shall be determined by Atria with such amounts to be no greater than fees obtainable from independent third parties for comparable services.

   2. AMENDMENT TO MANAGEMENT AGREEMENT. Attached as Exhibit B is the revised Management Agreement, as amended by correspondence between the parties, to reflect the changes to the monthly fee payable to Atria for managing the Company's Assisted Living Facilities. The amended Management Agreement supersedes the Management Agreement attached to the Operating Agreement in its entirety.

   3. NO AMENDMENT TO BALANCE OF OPERATING AGREEMENT. All other provisions of the Operating Agreement remain unaffected and unchanged by this Amendment.

   4.  MISCELLANEOUS PROVISIONS.

       4.1 BINDING AGREEMENT. Except as otherwise provided herein, this Amendment shall be binding upon, and inure to the benefit of, the parties hereto, and their respective successors and assigns.

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      4.2  ENTIRE AGREEMENT.  This Amendment contains the entire agreement between the parties hereto with respect to the subject matter hereof. No variations, modifications or changes hereof shall be binding upon any Member unless set forth in a document duly executed by such Member.

      4.3 COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall constitute an original agreement, but all of which shall constitute one agreement.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                        ATRIA COMMUNITIES, INC.

                                        By: /s/ J. TIMOTHY WESLEY
                                           ------------------------------------
                                        Title: Chief Financial Officer
                                              ---------------------------------
                                                          ("Atria")

                                        ASSISTED CARE DEVELOPERS, L.L.C.

                                        By: /s/ GEORGE A. SCHOEPF
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------
                                                      ("Assisted Care")

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